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                                                                    Exhibit 10.2

                                                                  EXECUTION COPY









                           RECEIVABLES SALE AGREEMENT

                                   dated as of

                                October 19, 2001

                                  by and among

                       PIONEER-STANDARD ELECTRONICS, INC.,

                        PIONEER-STANDARD ILLINOIS, INC.,

                        PIONEER-STANDARD MINNESOTA, INC.

                                       and

                       PIONEER-STANDARD ELECTRONICS, LTD.,

                                 as Originators

                                       and

                      PIONEER-STANDARD FUNDING CORPORATION,

                                    as Buyer


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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I
AMOUNTS AND TERMS..............................................................1

     Section 1.1      Purchase of Receivables..................................1
     Section 1.2      Payment for the Purchase.................................2
     Section 1.3      Purchase Price Credit Adjustments........................4
     Section 1.4      Payments and Computations, Etc...........................5
     Section 1.5      Transfer of Records......................................5
     Section 1.6      Characterization.........................................6
     Section 1.7      Additional Originators...................................6

ARTICLE II
REPRESENTATIONS AND WARRANTIES.................................................6

     Section 2.1      Representations and Warranties of Originator.............6

ARTICLE III
CONDITIONS OF PURCHASE........................................................10

     Section 3.1      Conditions Precedent to Purchase........................10
     Section 3.2      Conditions Precedent to Subsequent Payments.............10

ARTICLE IV
COVENANTS.....................................................................10

     Section 4.1      Affirmative Covenants of the Originators................10
     Section 4.2      Negative Covenants of the Originators...................15

ARTICLE V
AMORTIZATION EVENTS...........................................................16

     Section 5.1      Amortization Events.....................................16
     Section 5.2      Remedies................................................18

ARTICLE VI
INDEMNIFICATION...............................................................18

     Section 6.1      Indemnities by the Originators..........................18
     Section 6.2      Other Costs and Expenses................................20

ARTICLE VII
MISCELLANEOUS.................................................................20

     Section 7.1      Waivers and Amendments..................................20

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     Section 7.2      Notices.................................................21
     Section 7.3      Protection of Ownership Interests of the Buyer..........21
     Section 7.4      Confidentiality.........................................22
     Section 7.5      Bankruptcy Petition.....................................22
     Section 7.6      CHOICE OF LAW...........................................22
     Section 7.7      CONSENT TO JURISDICTION.................................22
     Section 7.8      WAIVER OF JURY TRIAL....................................23
     Section 7.9      Integration; Binding Effect; Survival of Terms..........23
     Section 7.10     Counterparts; Severability; Section References..........24


                             EXHIBITS AND SCHEDULES

EXHIBIT I         --       Definitions

EXHIBIT II        --       Principal Places of Business; Locations of Records;
                           Federal Employer Identification Numbers; Other Names

EXHIBIT III       --       [Reserved]

EXHIBIT IV        --       Form of Compliance Certificate

EXHIBIT V         --       Credit and Collection Policy

EXHIBIT VI        --       Form of Subordinated Note

SCHEDULE A        --       List of Documents to Be Delivered to Buyer Prior to
                           the Purchase

                                       ii


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                           RECEIVABLES SALE AGREEMENT


                  THIS RECEIVABLES SALE AGREEMENT, dated as of October 19, 2001, is by and among Pioneer-Standard Electronics, Inc., an Ohio corporation (the "PARENT"), Pioneer-Standard Illinois, Inc., a Delaware corporation, Pioneer-Standard Minnesota, Inc., a Delaware corporation, and Pioneer-Standard Electronics, Ltd., a Delaware limited partnership (each an "ORIGINATOR", and collectively the "ORIGINATORS"), and Pioneer-Standard Funding Corporation, a Delaware corporation (the "BUYER"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in
EXHIBIT I.


                             PRELIMINARY STATEMENTS

                  The Originators now own, and from time to time hereafter will own, Receivables. The Originators wish to sell and assign to the Buyer, and the Buyer wishes to purchase from the Originators, all of the Originators' right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.

                  The Originators and the Buyer intend the transactions contemplated hereby to be true sales of the Receivables from the Originators to the Buyer, providing the Buyer with the full benefits of ownership of the Receivables, and the Originators and the Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from the Buyer to the Originators.

                  Following the purchase of Receivables from the Originators, the Buyer will sell undivided interests therein and in the associated Related Security and Collections pursuant to that certain Receivables Purchase Agreement dated as of October 19, 2001 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "PURCHASE AGREEMENT") among the Buyer, the Parent, as Servicer, Falcon Asset Securitization Corporation and Three Rivers Funding Corporation, as conduits (the "CONDUITS"), the funding entities from time to time party thereto as committed purchasers (the "COMMITTED PURCHASERS" and together with the Conduits, the "PURCHASERS"), the managing agents from time to time party thereto (the "MANAGING AGENTS") and Bank One, NA (Main Office Chicago) or any successor collateral agent appointed pursuant to the terms of the Purchase Agreement, as collateral agent for the Purchasers (in such capacity, the "COLLATERAL AGENT").

                                   ARTICLE I

                                AMOUNTS AND TERMS

         Section 1.1 PURCHASE OF RECEIVABLES.

         (a) Effective on the date hereof, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, each Originator does hereby sell, assign, transfer, set-over and otherwise convey to the Buyer, without recourse (except to the

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extent expressly provided herein), and the Buyer does hereby purchase from each
Originator, all of such Originator's right, title and interest in and to all Receivables existing as of the close of business on the Business Day immediately prior to the date hereof and all Receivables thereafter arising through and including the Amortization Date, together with, in each case, all Related Security, such Originator's interest in the Lock-Boxes and the Collection Accounts relating thereto, the Collections with respect to such Receivables and all proceeds of any of the foregoing. In accordance with the preceding sentence, on the date hereof the Buyer shall acquire all of each Originator's right, title and interest in and to all Receivables existing as of the close of business on the Business Day immediately prior to the date hereof and thereafter arising through and including the Amortization Date, together with all Related Security, such Originator's interest in the Lock-Boxes and the Collection Accounts relating thereto, the Collections with respect to such Receivables and all proceeds of any of the foregoing; PROVIDED, that the Buyer shall be obligated to pay the Purchase Price therefor in accordance with SECTION 1.2. In connection with the payment of the Purchase Price for any Receivables purchased hereunder, the Buyer may request that each Originator deliver, and each Originator shall deliver, such approvals, opinions, information, reports or documents as the Buyer may reasonably request.

         (b) It is the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a "sale of accounts" (as such term is used in Article 9 of the UCC), which sale is absolute and irrevocable and provides the Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to SECTION 1.3, the sale of Receivables hereunder is made without recourse to the Originators; PROVIDED, HOWEVER, that (i) each Originator shall be liable to the Buyer for all representations, warranties and covenants made by such Originator pursuant to the terms of the Transaction Documents to which such Originator is a party, and
(ii) such sale does not constitute and is not intended to result in an assumption by the Buyer or any assignee thereof of any obligation of any Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of any Originator. In view of the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a sale of such Receivables rather than loans secured thereby, each Originator agrees that it will, on or prior to the date hereof and in accordance with SECTION 4.1(e)(ii), mark its master data processing records relating to the Receivables with a legend acceptable to the Buyer and to the Collateral Agent and each Managing Agent (as the Buyer's assignees), evidencing that the Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold to the Buyer. Upon the request of the Buyer or the Collateral Agent or any Managing Agent (as the Buyer's assignees), each Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of the Buyer's ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as the Buyer (or the Collateral Agent or any Managing Agent, as the Buyer's assignees) may reasonably request.

         Section 1.2 PAYMENT FOR THE PURCHASE.

         (a) The Purchase Price for the Purchase of Receivables in existence on the close of business on the Business Day immediately preceding the date hereof (the "INITIAL CUTOFF


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DATE") shall be payable in full by the Buyer to each Originator on the date hereof, and shall be paid to each Originator in the following manner:

                  (i) by delivery of immediately available funds, to the extent of funds made available to the Buyer in connection with its subsequent sale of an interest in such Receivables to the Purchasers under the Purchase Agreement, such funds to be allocated among the Originators as determined by the Buyer in its sole discretion;

                  (ii) by delivery of the proceeds of a subordinated revolving loan from such Originator to the Buyer (a "SUBORDINATED LOAN") in an amount not to exceed the least of (i) the remaining unpaid portion of such Purchase Price and (ii) the maximum Subordinated Loan that could be borrowed without rendering Buyer's Net Worth less than the Required Capital Amount. Each Originator is hereby authorized by the Buyer to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of the Buyer thereunder; and

                  (iii) in respect of the Purchase Price allocable to the Parent, by accepting a contribution to the Buyer's capital in an amount equal to the remaining unpaid balance of such Purchase Price.

The Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by the Buyer to each Originator or its designee on the date each such Receivable came into existence (except that the Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by such Originator to the Buyer hereunder and which have become due but remain unpaid) and shall be paid to each Originator in the manner provided in the following paragraphs (b), (c) and (d).

         (b) With respect to any Receivables coming into existence after the date hereof, on each Settlement Date, the Buyer shall pay the Purchase Price therefor in accordance with Section 1.2(d) and in the following manner:

         FIRST, by delivery of immediately available funds, to the extent of funds available to the Buyer from its subsequent sale of an interest in the Receivables to each Managing Agent for the benefit of the Purchasers under the Purchase Agreement or other cash on hand, such funds to be allocated among the Originators as determined by the Buyer in its sole discretion;

         SECOND, by delivery of the proceeds of a Subordinated Loan, PROVIDED that the making of any such Subordinated Loan shall be subject to the provisions set forth in SECTION 1.2(a)(ii); and

         THIRD, unless the Amortization Date has been declared to have occurred pursuant to SECTION 5.2, by accepting a contribution to its capital in an amount equal to the


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     remaining unpaid balance of such Purchase Price, such capital contribution to be allocated among the Originators as determined by the Buyer in its sole discretion.

Subject to the limitations set forth in SECTION 1.2(a)(ii), each Originator irrevocably agrees to advance each Subordinated Loan requested by the Buyer on or prior to the Amortization Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Subordinated Notes and shall be payable solely from funds which the Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Purchasers, the Collateral Agent, the Managing Agents or any other Person then entitled to any amounts as specified in the Purchase Agreement.

         (c) From and after the Amortization Date, no Originator shall be obligated to (but may, at its option) sell Receivables to the Buyer.

         (d) Although the Purchase Price for each Receivable coming into existence after the date hereof shall be due and payable in full by the Buyer to each Originator on the date such Receivable came into existence, settlement of the Purchase Price between the Buyer and each Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables coming into existence during the related Calculation Period and based on the information contained in the Monthly Report delivered by the Servicer pursuant to ARTICLE VIII of the Purchase Agreement for the Calculation Period then most recently ended. Although settlement shall be effected on Settlement Dates, increases or decreases in the amount owing under the Subordinated Notes made pursuant to
SECTION 1.2(b) shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.

         Section 1.3 PURCHASE PRICE CREDIT ADJUSTMENTS. If on any day:

         (a) the Outstanding Balance of a Receivable is:

             (i) reduced as a result of any defective or rejected goods or services, any discount or any adjustment by an Originator (other than cash Collections on account of the Receivables),

             (ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

         (b) any of the representations and warranties set forth in ARTICLE II are no longer true with respect to any Receivable,

then, in such event, the Buyer shall be entitled to a credit (each, a "PURCHASE PRICE CREDIT") against the Purchase Price otherwise payable hereunder equal to
(x) in the case of SECTION 1.3(a), such reduction or (y) in the case of SECTION 1.3(b), the Outstanding Balance of such Receivable. If such Purchase Price Credit exceeds the Original Balance of the Receivables coming into existence on any day, then the applicable Originator shall pay the remaining amount of such Purchase Price Credit in cash within five (5) Business Days thereafter, PROVIDED that if the Amortization Date has not occurred, such Originator shall be allowed to deduct the remaining

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amount of such Purchase Price Credit from any indebtedness owed to it under the
Subordinated Note.

         Section 1.4 PAYMENTS AND COMPUTATIONS, ETC. All amounts to be paid or deposited by the Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Originator designated from time to time by such Originator or as otherwise directed by such Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day unless such next succeeding Business Day does not occur within the same calendar month, in which case such payment shall be made on the immediately preceding Business Day. If any Originator fails to pay any amount hereunder when due, such Originator agrees to pay, on demand, the Default Fee in respect thereof until paid in full; PROVIDED, HOWEVER, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed; PROVIDED, HOWEVER, that all computations of interest payable hereunder calculated with respect to the Prime Rate shall be made on the basis of a year of 365 or 366 days, as applicable, for the actual number of days (including the first but excluding the last day) elapsed.

         Section 1.5 TRANSFER OF RECORDS.

         (a) In connection with the Purchase of Receivables hereunder, each Originator hereby sells, transfers, assigns and otherwise conveys to the Buyer all of such Originator's right and title to and interest in the Records relating to all Receivables sold hereunder, without the need for any further documentation in connection with the Purchase. In connection with such transfer, Originator hereby grants to each of the Buyer, the Collateral Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto, PROVIDED that should the consent of any licensor of such Originator to such grant of the license described herein be required, such Originator hereby agrees that upon the request of the Buyer (or the Collateral Agent or any Managing Agent as the Buyer's assignees), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.

         (b) Each Originator (i) shall take such action requested by the Buyer and/or the Collateral Agent or any Managing Agent (as the Buyer's assignees), from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from such Originator hereunder, and (ii) shall use its reasonable efforts to ensure that the Buyer, the Collateral Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.


                                       5
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         Section 1.6 CHARACTERIZATION. If, notwithstanding the intention of the parties expressed in SECTION 1.1(b), any sale or contribution by any Originator to the Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that the sale of Receivables hereunder shall constitute a true sale thereof, each Originator hereby grants to the Buyer a duly perfected security interest in all of such Originator's right, title and interest in, to and under all Receivables now existing and hereafter arising, all Collections, Related Security and Records with respect thereto, each Lock-Box and Collection Account and all proceeds of the foregoing, which security interest shall be prior to all other Adverse Claims thereto. After the occurrence of an Amortization Event, the Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

         Section 1.7 ADDITIONAL ORIGINATORS. From time to time any Subsidiary of the Parent may become an Originator hereunder with the prior written consent of the Buyer (and the Collateral Agent and each Managing Agent, as the Buyer's assignees).

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Section 2.1 REPRESENTATIONS AND WARRANTIES OF ORIGINATOR. Each Originator hereby represents and warrants to the Buyer that:

         (a) CORPORATE EXISTENCE AND POWER. Such Originator is duly organized, validly existing and in good standing under the laws of the State indicated in the Preamble to this Agreement and is a "registered organization" (as defined in the UCC) of such State. Such Originator is duly qualified to do business and is in good standing as a foreign entity, and has and holds all power, corporate or otherwise, and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

         (b) POWER AND AUTHORITY; DUE AUTHORIZATION, EXECUTION AND DELIVERY. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, such Originator's use of the proceeds of the Purchase made hereunder, are within its powers and authority, corporate or otherwise, and have been duly authorized by all necessary action, corporate or otherwise, on its part. This Agreement and each other Transaction Document to which such Originator is a party has been duly executed and delivered by such Originator.

         (c) NO CONFLICT. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws (or equivalent organizational documents), (ii) any law, rule or


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regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Originator or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

         (d) GOVERNMENTAL AUTHORIZATION. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

         (e) ACTIONS, SUITS. There are no actions, suits or proceedings pending, or to the best of such Originator's knowledge, threatened, against or affecting such Originator, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Originator is not in default with respect to any order of any court, arbitrator or governmental body except, in the case of the Parent, when any such default could not reasonably be expected to have a Material Adverse Effect.

         (f) BINDING EFFECT. This Agreement and each other Transaction Document to which such Originator is a party constitute the legal, valid and binding obligations of such Originator enforceable against such Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (g) ACCURACY OF INFORMATION. All information heretofore furnished by such Originator or any of its Affiliates to the Buyer (or to the Collateral Agent or any Managing Agent, as the Buyer's assignees) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Originator or any of its Affiliates to the Buyer (or to the Collateral Agent or any Managing Agent, as the Buyer's assignees) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

         (h) USE OF PROCEEDS. No proceeds of the Purchase hereunder will be used
(i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

         (i) GOOD TITLE. Immediately prior to the time each Receivable is transferred to the Buyer hereunder, such Originator shall be the legal and beneficial owner of each such Receivable and Related Security with respect thereto, free and clear of any Adverse Claim,

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except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect such Originator's ownership interest in each Receivable, its Collections and the Related Security.

         (j) PERFECTION. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Buyer (and the Buyer shall acquire from such Originator) legal and equitable title to, with the right to sell and encumber each Receivable existing and hereafter arising, together with the Related Security (to the extent such Related Security is covered by Article 9 of the UCC), the Lock-Boxes and the Collection Accounts and Collections with respect to such Receivables, free and clear of any Adverse Claim except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Buyer's ownership interest in the Receivables, the Related Security (to the extent such Related Security is covered by Article 9 of the UCC), the Lock-Boxes and the Collection Accounts and the Collections.

         (k) PLACES OF BUSINESS. The principal places of business and chief executive office of such Originator and the offices where it keeps all of its Records are located at the address(es) listed on EXHIBIT II or such other locations of which the Buyer has been notified in accordance with SECTION 4.2(a) in jurisdictions where all action required by SECTION 4.2(a) has been taken and completed. Such Originator's Federal Employer Identification Number and organizational identification number, if any, are correctly set forth on EXHIBIT II.

         (l) COLLECTIONS. The conditions and requirements set forth in SECTION 4.1(j) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of such Originator at each Collection Bank and the post office box number of each Lock-Box, are listed in the Side Letter.

         (m) MATERIAL ADVERSE EFFECT. Since March 31, 2001, except as has been disclosed to the public between March 31, 2001 and the date of this Agreement, no event has occurred that would have a Material Adverse Effect.

         (n) NAMES. In the past five (5) years, such Originator has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and the corporate names, trade names or assumed names, if any, listed on EXHIBIT II.

         (o) OWNERSHIP OF THE BUYER. Pioneer owns, directly or indirectly, 100% of the issued and outstanding capital stock of the Buyer, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of the Buyer.

         (p) NOT A HOLDING COMPANY OR AN INVESTMENT COMPANY. Such Originator is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor

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statute. Such Originator is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

         (q) COMPLIANCE WITH LAW. Such Originator has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (INCLUDING, WITHOUT LIMITATION, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.

         (r) COMPLIANCE WITH CREDIT AND COLLECTION POLICY. Such Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except such material change as to which the Buyer (and the Collateral Agent and each Managing Agent, as the Buyer's assignees) have been notified in writing in accordance with
SECTION 4.1(a)(7).

         (s) PAYMENTS TO ORIGINATORS. With respect to each Receivable transferred to the Buyer hereunder, the Purchase Price received by the related Originator constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by such Originator of any Receivable hereunder is or may be voidable under any section of the Federal Bankruptcy Code.

         (t) ENFORCEABILITY OF CONTRACTS. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), it being understood that Dilutions occur in the ordinary course of business of the Originators, and that upon the occurrence of any such Dilutions, the Buyer (and the Collateral Agent, as assignee of the Buyer) shall have legal, valid and binding claim against the related Originator in an amount equal to the amount of such Dilutions.

         (u) ELIGIBLE RECEIVABLES. Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase hereunder was an Eligible Receivable on such date, it being understood that Dilutions occur in the ordinary course of business of the Originators, and that upon the occurrence of any such Dilutions, the Buyer (and the Collateral Agent, as assignee of the Buyer) shall have legal, valid and binding claim against the related Originator in an amount equal to the amount of such Dilutions.

         (v) ACCOUNTING. The manner in which such Originator accounts for the transactions contemplated by this Agreement does not jeopardize the characterization of each transfer hereunder as being in the nature of a true sale.

         (w) COMPLIANCE WITH REPRESENTATIONS. On and as of the date of the Purchase and on and as of each subsequent date each Receivable came into existence, such Originator hereby represents and warrants that all of the other representations and warranties set forth in this ARTICLE II (including, without limitation, the representations and warranties relating to the names and locations of offices and records of such Originator, as such information may be updated in accordance with SECTION 4.2(a)) are true and correct on and as of each such date (and after giving effect to all Receivables in existence on each such date) as though made on and as of each such date.

                                  ARTICLE III

                             CONDITIONS OF PURCHASE

         Section 3.1 CONDITIONS PRECEDENT TO PURCHASE. The Purchase under this Agreement is subject to the conditions precedent that (a) the Buyer shall have received on or before the date of such purchase those documents listed on SCHEDULE A and (b) all of the conditions to the initial purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

         Section 3.2 CONDITIONS PRECEDENT TO SUBSEQUENT PAYMENTS. The Buyer's obligation to pay for Receivables coming into existence after the date hereof shall be subject to the further conditions precedent that (a) the Facility Termination Date shall not have occurred; and (b) the Buyer (or the Collateral Agent and each Managing Agent, as the Buyer's assignees) shall have received such other approvals, opinions or documents as it may reasonably request. Each Originator represents and warrants that the representations and warranties set forth in ARTICLE II (including, without limitation, the representations and warranties relating to the names and locations of offices and records of such Originator, as such information may be updated in accordance with SECTION 4.2(a)) are true and correct on and as of the date each Receivable came into existence as though made on and as of such date.

                                   ARTICLE IV

                                    COVENANTS

         Section 4.1 AFFIRMATIVE COVENANTS OF THE ORIGINATORS. Until the date on which this Agreement terminates in accordance with its terms and all obligations of the Originators hereunder have been paid in full, each Originator hereby covenants as set forth below:

         (a) FINANCIAL REPORTING. Such Originator will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Buyer (and to the Collateral Agent and each Managing Agent as the Buyer's assignees):

             (i) ANNUAL REPORTINg. Within ninety (90) days after the close of each of its respective fiscal years, audited, unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by such

         Originator's independent certified public accountants) consolidated and consolidating financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for such Originator for such fiscal year certified in a manner acceptable to the Buyer (and the Collateral Agent, as the Buyer's assignee) by independent public accountants which are (A) acceptable to the "Lenders" party to the Credit Agreement so long as Bank One is a party to the Credit Agreement, or (B) reasonably acceptable to the Buyer (and the Collateral Agent, as the Buyer's assignee); PROVIDED, HOWEVER, that consolidating statements may be internally prepared and do not need to be certified by independent certified public accountants and shall not be required to be delivered until one hundred (100) days after the close of each fiscal year.

             (ii) QUARTERLY REPORTING. Within forty-five (45) days after the close of the first three (3) quarterly periods of each of its respective fiscal years, consolidated unaudited balance sheets of the Parent and its Subsidiaries as at the close of each such period and consolidated statements of income and retained earnings and a consolidated statement of cash flows for the Parent and its Subsidiaries for the period from the beginning of such fiscal year to the end of such quarter, all certified by the Parent's chief financial officer or corporate controller.

             (iii) COMPLIANCE CERTIFICATE. Together with the financial statements required hereunder, a compliance certificate in substantially the form of EXHIBIT IV signed by such Originator's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

             (iv) SHAREHOLDERS STATEMENTS AND REPORTS. Promptly upon the furnishing thereof to the shareholders of such Originator or the Provider, copies of all financial statements, reports and proxy statements so furnished.

             (v) S.E.C. FILINGS. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Provider or any of its Subsidiaries files with the Securities and Exchange Commission.

             (vi) COPIES OF NOTICES. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Buyer, the Collateral Agent, the Managing Agents or the Purchasers, copies of the same.

             (vii) CHANGE IN CREDIT AND COLLECTION POLICY. At least thirty (30) days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the consent of the Buyer (and of the Collateral Agent and the Required Committed Purchasers, as the Buyer's assignees) thereto.

             (viii) OTHER INFORMATION. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Originator as the Buyer (or the Collateral Agent or any Managing Agent as the Buyer's assignees) may from time to time reasonably request in order to protect the interests of the Buyer (and its assigns) under or as contemplated by this Agreement.

         (b) NOTICES. Such Originator will notify the Buyer (and the Collateral Agent and each Managing Agent, as the Buyer's assignees) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

             (i) AMORTIZATION EVENTS OR POTENTIAL AMORTIZATION EVENTS. The occurrence of each Amortization Event and each Potential Amortization Event.

             (ii) DOWNGRADE OF THE PROVIDER. Any downgrade in the rating of any Indebtedness of the Provider by Standard & Poor's Ratings Group or by Moody's Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.

         (c) COMPLIANCE WITH LAWS AND PRESERVATION OF CORPORATE EXISTENCE. Such Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Originator will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

         (d) AUDITS. Such Originator will furnish to the Buyer (and to the Collateral Agent and each Managing Agent, as the Buyer's assignees) from time to time such information with respect to it and the Receivables as the Buyer (or the Collateral Agent or any Managing Agent, as the Buyer's assignees) may reasonably request. Such Originator will, from time to time during regular business hours as requested by the Buyer (or the Collateral Agent or any Managing Agent, as the Buyer's assignees), upon reasonable notice and at the sole cost of such Originator (which such costs shall be reasonable and properly documented), permit the Buyer (or the Collateral Agent or any Managing Agent, as the Buyer's assignees) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Originator relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Originator's financial condition or the Receivables and the Related Security or such Originator's performance under any of the Transaction

Documents or such Originator's performance under the Contracts and, in each case, with any of the officers or employees of such Originator having knowledge of such matters.

         (e) KEEPING AND MARKING OF RECORDS AND BOOKS.

            (i) Such Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Originator will give to the Buyer (and to the Collateral Agent and each Managing Agent, as the Buyer's assignees) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

            (ii) Such Originator will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to the Buyer (and to the Collateral Agent, as the Buyer's assignee), describing the Buyer's ownership interests in the Receivables and further describing the Purchaser Interests of the Collateral Agent (on behalf of the Purchasers) under the Purchase Agreement and (B) following the occurrence of an Amortization Event, upon the request of the Buyer (or the Collateral Agent, as the Buyer's assignee), (x) mark each Contract with a legend describing the Buyer's ownership interests in the Receivables and further describing the Purchaser Interests of the Collateral Agent (on behalf of the Purchasers) and (y) deliver to the Buyer (or the Collateral Agent, as the Buyer's assignee) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

         (f) COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. Such Originator will timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract. Such Originator will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of the Buyer and its assigns.

         (g) OWNERSHIP. Such Originator will take all necessary action to establish and maintain, irrevocably in the Buyer, such Originator's legal and equitable title to the Receivables, the Related Security (to the extent such Related Security is covered by Article 9 of the UCC), the Lock-Boxes and the Collection Accounts and the Collections, free and clear of any Adverse Claims other than Adverse Claims in favor of the Buyer (and its assigns) (INCLUDING, WITHOUT LIMITATION, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Buyer's interest in such Receivables, Related Security (to the extent such Related Security is covered by Article 9 of the UCC), the Lock-Boxes and the Collection Accounts and the

Collections and such other action to perfect, protect or more fully evidence the interest of the Buyer as the Buyer (or the Collateral Agent, as the Buyer's assignee) may reasonably request).

         (h) PURCHASERS' RELIANCE. Such Originator acknowledges that the Collateral Agent, the Managing Agents and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon the Buyer's identity as a legal entity that is separate from the Originators, the Provider and any Affiliate or Subsidiary thereof (other than the Buyer). Therefore, from and after the date of execution and delivery of this Agreement, such Originator will take all reasonable steps including, without limitation, all steps that the Buyer or any assignee of the Buyer may from time to time reasonably request to maintain the Buyer's identity as a separate legal entity and to make it manifest to third parties that the Buyer is an entity with assets and liabilities distinct from those of the Originators, the Provider and any Affiliate or Subsidiary thereof (other than the Buyer) and not just a division of any Originator or any such Affiliate or Subsidiary. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, such Originator (i) will not hold itself out to third parties as liable for the debts of the Buyer nor purport to own the Receivables and other assets acquired by the Buyer, (ii) will take all other actions necessary on its part to ensure that the Buyer is at all times in compliance with the covenants set forth in SECTION 7.1(i) of the Purchase Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between such Originator and the Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations Sections 1.1502-33(d) and 1.1552-1.

         (i) COLLECTIONS. Such Originator will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to such Originator or any Affiliate of such Originator, such Originator will remit (or will cause all such payments to be remitted) directly to a Collection Bank for deposit into a Collection Account within one (1) Business Day following receipt thereof and, at all times prior to such remittance, such Originator will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Buyer and the Collateral Agent, as the Buyer's assignee. Such Originator will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to the Buyer and, will not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Buyer (and the Collateral Agent, as the Buyer's assignee) as contemplated by this Agreement and the Purchase Agreement.

         (j) TAXES. Such Originator will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

         (k) INSURANCE. Such Originator will maintain in effect, or cause to be maintained in effect, at such Originator's own expense, such casualty and liability insurance as such Originator deems appropriate in its good faith business judgement.

         (l) CUSTOMER BILLING. All Receivables will be evidenced by one or more instruments, agreements, invoices or other writings that specify a Lock-Box into which payments with respect to such indebtedness or obligations shall be made.

         Section 4.2 NEGATIVE COVENANTS OF THE ORIGINATORS. Until the date on which this Agreement terminates in accordance with its terms and all obligations of the Originators hereunder have been paid in full, each Originator hereby covenants that:

         (a) NAME CHANGE, OFFICES AND RECORDS. Such Originator will not (i) change its name, identity, legal structure, organizational identification number, if any, or jurisdiction of organization (within the meaning of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept, or (ii) cause any Unit to be converted into a legal entity separate from such Originator, unless, in each case, such Originator shall have: (1) given the Buyer (and the Collateral Agent and each Managing Agent, as the Buyer's assignees) at least thirty (30) days' prior written notice thereof and (2) delivered to the Buyer (and the Collateral Agent and each Managing Agent, as the Buyer's assignees) file-stamped copies of all financing statements, instruments and other documents requested by the Buyer (or by the Collateral Agent or any Managing Agent, as the Buyer's assignees) in connection with such change or relocation.

         (b) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Such Originator will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Buyer (and the Collateral Agent and each Managing Agent, as the Buyer's assignees) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; PROVIDED, HOWEVER, that (A) such Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account or (B) under the following circumstances such Originator may instruct an Obligor to remit payments to the Servicer at a location of the Servicer that does not constitute a Collection
Account: (1) the amount of such payment, when added to all other payments redirected under this CLAUSE (B) during the same calendar month, does not exceed $2,000,000 and (2) such redirection is made in the ordinary course of business and in accordance with the Credit and Collection Policy.

         (c) MODIFICATIONS TO CONTRACTS AND CREDIT AND COLLECTION POLICY. Such Originator will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as otherwise permitted in its capacity as Servicer pursuant to ARTICLE VIII of the Purchase Agreement, the Parent will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto in any material respect other than in accordance with the Credit and Collection Policy.

         (d) SALES, LIENS. Such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Buyer provided for herein), and such Originator will defend the right, title and interest of the Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Originator. Such Originator shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory other than any Permitted Lien.

         (e) ACCOUNTING FOR PURCHASE. Such Originator will not, and will not permit any Affiliate or Subsidiary of such Originator to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables and the Related Security by such Originator to the Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables and the Related Security by such Originator to the Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

         (f) MODIFICATIONS TO ALLOCATION METHODOLOGY. Such Originator will not, and will not permit any Affiliate or Subsidiary of such Originator to, (i) make any material change in the procedures governing the allocation of payments from Obligors residing in certain zip codes to specific Lock-Boxes, except as permitted by the Buyer (and the Collateral Agent and the Managing Agents as the Buyer's assignees) in writing or (ii) make any change to the payment remittance instructions issued to the applicable Obligor on any receivable which would have the effect of directing or authorizing payment to a lock-box or deposit account identified with Excluded Receivables.

                                   ARTICLE V

                               AMORTIZATION EVENTS

         Section 5.1 AMORTIZATION EVENTS. The occurrence of any one or more of the following events shall constitute an Amortization Event:

         (a) Any Originator shall fail (i) to make any payment or deposit required hereunder when due and such failure continues for one (1) day, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a)) or any other Transaction Document to which it is a party and such failure shall continue for five (5) consecutive Business Days.

         (b) (i) Any representation or warranty made by any Originator in this Agreement or any other Transaction Document shall prove to have been incorrect when made or deemed made or (ii) any representation or warranty made by any Originator in any notice, report, certificate or other communication hereunder or in connection with any other Transaction Document shall prove to have been incorrect in any material respect when made or deemed made.

         (c) Failure of any Originator or the Provider to pay any Indebtedness when due in excess of $5,000,000; or the default by any Originator or the Provider in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any Originator or the Provider shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

         (d) (i) Any Originator, the Provider or any of their respective Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Originator, the Provider or any of their respective Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property; PROVIDED that, in the case of any proceeding instituted against any Originator other than the Parent, such event shall not constitute an Amortization Event until either (A) such proceeding shall have remained undismissed or unstayed for a period of thirty
(30) days, (B) an order for relief shall have been entered against such Originator under the Federal bankruptcy laws or (C) such Originator shall have taken corporate action consenting to, approving or acquiescing in the commencement or maintenance of such proceeding; or (iii) any Originator, the Provider or any of their respective Subsidiaries shall take any corporate action to authorize any of the actions set forth in the foregoing clauses (i) or (ii) of this subsection (d).

         (e) A Change of Control shall occur.

         (f) One or more final judgments for the payment of money (in excess of $5,000,000 in the aggregate for all such judgements) shall be entered against the Originators or the Provider on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

         (g) The Provider shall fail to comply with the financial covenants (the "FINANCIAL COVENANTS") set forth in SECTION 6.17 of the Credit Agreement, as such covenants may be amended, modified or waived in accordance with the terms of the Credit Agreement so long as the Collateral Agent has consented to such amendment, modification or waiver. The Financial Covenants, as so amended, modified or waived in accordance with the terms of the Credit Agreement and with the consent of the Collateral Agent and the Required Committed Purchasers (together with any necessary defined terms), are incorporated herein by this reference thereto and shall remain in effect in their then most recent formulations for purposes of this Agreement notwithstanding the expiration or termination of the Credit Agreement after the date hereof unless amended or waived in accordance with the terms of this Agreement.

         (h) The Provider shall take any action (i) to revoke all or any part of the Performance Undertaking, (ii) to recharacterize the Performance Undertaking as a guaranty of collection or as any type of obligation other than an unconditional guaranty of the due and punctual performance by the Originators of their obligations to the Buyer hereunder, or (iii) to require the Collateral Agent to commence an action against the Seller or any Originator as a condition to the Provider honoring its obligations as set forth in the Performance Undertaking.

         Section 5.2 REMEDIES. Upon the occurrence and during the continuation of an Amortization Event, the Buyer may take any of the following actions: (i) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Originator; PROVIDED, HOWEVER, that upon the occurrence of Amortization Event described in SECTION 5.1(d), or of an actual or deemed entry of an order for relief with respect to any Originator under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Originator and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by the Buyer to the Originators. The aforementioned rights and remedies shall be in addition to all other rights and remedies of the Buyer and its assigns available under this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE VI

                                 INDEMNIFICATION

         Section 6.1 INDEMNITIES BY THE ORIGINATORS. Without limiting any other rights that the Buyer may have hereunder or under applicable law, each Originator, jointly and severally, hereby agrees to indemnify the Buyer and the Collateral Agent, each Managing Agent and each Purchaser, as the Buyer's assignees, and their respective assigns, officers, directors, agents and employees (each an "INDEMNIFIED PARTY") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Buyer, the Collateral Agent or any Managing Agent) and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by the Buyer of an interest in the Receivables, excluding, however:

                     (x) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                     (y) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                     (z) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization;

PROVIDED, HOWEVER, that nothing contained in this sentence shall limit the liability of any Originator or limit the recourse of the Buyer to any Originator for amounts otherwise specifically provided to be paid by such Originator under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, each Originator shall indemnify the Buyer for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to such Originator) relating to or resulting from:

                     (i) any representation or warranty made by such Originator (or any officers of such Originator) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by such Originator pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                     (ii) the failure by such Originator, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of such Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

                     (iii) any failure of such Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                     (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

                     (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                     (vi) the commingling of Collections of Receivables at any time with other funds;

                     (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of the Purchase, the ownership of the Receivables or any other investigation, litigation or proceeding relating to any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                     (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                     (ix)   any Amortization Event described in SECTION 5.1(d);

                     (x) any failure to vest and maintain vested in the Buyer, or to transfer to the Buyer, legal and equitable title to, and ownership of, the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim;

                     (xi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase or at any subsequent time;

                     (xii) any action or omission by such Originator which reduces or impairs the rights of the Buyer with respect to any Receivable or the value of any such Receivable; and

                     (xiii) any attempt by any Person to void the Purchase hereunder under statutory provisions or common law or equitable action.

         Section 6.2 OTHER COSTS AND EXPENSES. The Originators shall pay to the Buyer on demand all reasonable and properly documented costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. The Originators shall pay to the Buyer on demand any and all costs and expenses of the Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

                                  ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1 WAIVERS AND AMENDMENTS.

         (a) No failure or delay on the part of the Buyer (or the Collateral Agent or any Managing Agent, as the Buyer's assignees) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

         (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by the Originators and the Buyer and, to the extent required under the Purchase Agreement, the Collateral Agent, each Managing Agent and the Committed Purchasers or the Required Committed Purchasers.

         Section 7.2 NOTICES. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this SECTION 7.2.

         Section 7.3 PROTECTION OF OWNERSHIP INTERESTS OF THE BUYER.

         (a) Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Buyer (or the Collateral Agent or any Managing Agent, as the Buyer's assignees) may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Buyer (or the Collateral Agent or any Managing Agent, as the Buyer's assignees) to exercise and enforce their rights and remedies hereunder. At any time, the Buyer (or the Collateral Agent or any Managing Agent, as the Buyer's assignees) may, at each Originator's sole cost and expense, direct such Originator to notify the Obligors of Receivables of the ownership interests of the Buyer and its assigns under this Agreement and the other Transaction Documents and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Buyer or its designee.

         (b) If any Originator fails to perform any of its obligations hereunder, the Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligation, and Buyer's (or such assigns') costs and expenses incurred in connection therewith shall be payable by such Originator as provided in SECTION 6.2. Each Originator irrevocably authorizes the Buyer (and its assigns) at any time and from time to time in the sole discretion of the Buyer (or its assigns), and appoints the Buyer (and its assigns) as its attorney(es)-in-fact, to act on behalf of such Originator (i) to execute on behalf of such Originator as debtor and to file financing statements necessary or desirable in the Buyer's (or its assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of the Buyer in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the Buyer's interests in the Receivables. This appointment is coupled with an interest and is irrevocable.

         Section  7.4 CONFIDENTIALITY.

         (a) Each Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the Collateral Agent, each Managing Agent and each Purchaser and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Originator and its officers and employees may disclose such information to such Originator's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

         (b) Anything herein to the contrary notwithstanding, each Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Buyer, the Collateral Agent, each Managing Agent or the Purchasers by each other, (ii) by the Buyer, the Collateral Agent, the Managing Agents or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Collateral Agent or the Managing Agents to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which any Managing Agent acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, the Purchasers, the Collateral Agent and the Managing Agents may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law) or in connection with the enforcement of their rights or the defense of any action.

         Section 7.5 BANKRUPTCY PETITION. Each Originator and the Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of any Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         Section 7.6 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

         Section 7.7 CONSENT TO JURISDICTION. EACH ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN CHICAGO, ILLINOIS OR IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT AND EACH ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH

A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ANY ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY ORIGINATOR AGAINST THE BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         Section 7.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

         Section 7.9 INTEGRATION; BINDING EFFECT; SURVIVAL OF TERMS.

         (a) This Agreement, the Subordinated Notes and each Collection Account Agreement contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

         (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy); PROVIDED, HOWEVER, that the Originators may not assign and of their rights or delegate any of their duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Buyer (and its assignees). The Buyer may assign at any time any or all of its rights and obligations hereunder and interests herein to any other Person without the consent of the Originators. Without limiting the foregoing, the Originators acknowledge that the Buyer, pursuant to the Receivables Purchase Agreement, shall assign to the Collateral Agent, on behalf of the Purchasers, all of its rights, remedies, powers and privileges to further assign such rights, remedies, powers and privileges to the extent permitted by the Receivables Purchase Agreement. The Originators agree that the Collateral Agent, as the assignee of the Buyer, shall, subject to the terms of the Receivables Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of the Buyer's rights and remedies under this Agreement. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; PROVIDED, HOWEVER, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Originator pursuant to ARTICLE II and (ii) the indemnification and payment provisions of ARTICLE VI, and SECTION 7.5 shall be continuing and shall survive any termination of this Agreement.

         Section 7.10 COUNTERPARTS; SEVERABILITY; SECTION REFERENCES. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.


                               PIONEER-STANDARD ELECTRONICS, INC.


                               By:    /s/ Jean M. Miklosko
                                  ----------------------------------
                                      Name:  Jean M. Miklosko
                                      Title: Vice President & Treasurer

                                Address:     Office of the Treasurer
                                             6065 Parkland
                                             Mayfield Heights, OH 44124
                                Fax:         (440) 720-8677


                               PIONEER-STANDARD ILLINOIS, INC.


                               By:  /s/ Jean M. Miklosko
                                  ----------------------------------
                                      Name:  Jean M. Miklosko
                                      Title: Vice President & Treasurer

                                Address:     Office of the Treasurer
                                             6065 Parkland
                                             Mayfield Heights, OH 44124
                                Fax:         (440) 720-8677


                               PIONEER-STANDARD MINNESOTA, INC.


                               By:  /s/ Jean M. Miklosko
                                  ----------------------------------
                                      Name:  Jean M. Miklosko
                                      Title: Vice President & Treasurer

                                Address:     Office of the Treasurer
                                             6065 Parkland
                                             Mayfield Heights, OH 44124
                                Fax:         (440) 720-8677


                  Signature Page to Receivables Sale Agreement

                               PIONEER-STANDARD ELECTRONICS, LTD.


                               By:  /s/ Jean M. Miklosko
                                  ----------------------------------
                                      Name:  Jean M. Miklosko
                                      Title: Vice President & Treasurer

                                Address:     Office of the Treasurer
                                             6065 Parkland
                                             Mayfield Heights, OH 44124
                                Fax:         (440) 720-8677


                               PIONEER-STANDARD FUNDING CORPORATION


                               By:  /s/ Jean M. Miklosko
                                  ----------------------------------
                                      Name:  Jean M. Miklosko
                                      Title: Vice President & Treasurer

                                Address:     Office of the Treasurer
                                             6065 Parkland
                                             Mayfield Heights, OH 44124
                                Fax:         (440) 720-8677

                                    EXHIBIT I
                                    ---------

                                   DEFINITIONS

                  This is EXHIBIT I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits, Schedules and Annexes thereto, capitalized terms have the meanings set forth in this EXHIBIT I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit, Schedule or Annex thereto, and not otherwise defined therein or in this EXHIBIT I, such term shall have the meaning assigned thereto in EXHIBIT I to the Purchase Agreement.

                  "AGREEMENT" means this Receivables Sale Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

                  "AMORTIZATION DATE" means the earliest to occur of (i) the Facility Termination Date, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in SECTION 5.1(d), (iii) the Business Day specified in a written notice from the Buyer to the Originators following the occurrence of any other Amortization Event, and (iv) the date which is thirty (30) Business Days after the Buyer's receipt of written notice from the Originators that they wish to terminate the facility evidenced by this Agreement.

                  "AMORTIZATION EVENT" has the meaning set forth in SECTION 5.1 of the Agreement.

                  "AUTHORIZED OFFICER" means, with respect to any Originator, its president, corporate controller, treasurer or chief financial officer or any other individual designated in writing by such president, corporate controller, treasurer or chief financial officer to act as an Authorized Officer in connection herewith.

                  "BUSINESS DAY" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business.

                  "BUYER" has the meaning set forth in the Preamble to the Agreement.

                  "CALCULATION PERIOD" means each calendar month or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the Purchase of Receivables hereunder and the final Calculation Period shall terminate on the Amortization Date.

                  "CHANGE OF CONTROL" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of thirty percent (30%) or more of the outstanding shares of voting stock of the Parent, and (ii) with respect to any other Originator, the Parent shall cease to own directly or indirectly 100% of the issued and outstanding shares of voting or other capital stock or similar interests therein.



                                    Exh. I-1

                  "COLLATERAL AGENT" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "COMMITTED PURCHASER" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "CONDUIT" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "CREDIT AND COLLECTION POLICY" means the Originators' credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in EXHIBIT V, as modified from time to time in accordance with the Agreement.

                  "DEFAULT FEE" means, with respect to any unpaid amount which is due and payable by any Originator hereunder, an amount equal to the greater of (i) $1,000 and (ii) interest on such unpaid amount at a per annum rate of interest equal to two percent (2%) above the Prime Rate.

                  "DILUTIONS" means, at any time, the aggregate amount of reductions or cancellations described in SECTION 1.3(a) of the Agreement.

                  "DISCOUNT FACTOR" means a percentage calculated to provide the Buyer with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to the Buyer of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors. The Originators and the Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, PROVIDED that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment in respect of Purchase which occurred during any Calculation Period ending prior to the Calculation Period during which the Originators and the Buyer agree to make such change.

                  "EXCLUDED RECEIVABLE" means all indebtedness and other obligations owed to an Originator (at the time it arises, and before giving effect to any transfer or conveyance under this Agreement) or in which an Originator has a security interest or other interest, (i) arising in connection with the sale of goods or the rendering of services by the Industrial Electronics Components Division of such Originator and identified in the books and records of such Originator as owing from those obligors who are instructed to make payments to any "Excluded Lock-Box" identified in the Side Letter, or
(ii) the obligors on which constitute obligors under the Third Party Lock-Box Program (as described in the following sentence). An obligor under the Third Party Lock-Box Program means an obligor which is identified as such on the books and records of the Parent in accordance with the Parent's customary practice and in respect of which remittance on any related indebtedness owing to the Parent is made first by such obligor's customer to an intermediary fiduciary specified for purposes of the Third Party Lock-Box Program and then remitted by such intermediary fiduciary to the Parent. Whether any indebtedness or obligations shall constitute an Excluded Receivable shall be determined solely


                                    Exh. I-2
on the date of creation of such indebtedness or obligations and the initial issuance to the obligor thereon of payment remittance instructions. At all times thereafter, the classification of such indebtedness or obligations as being or not being an Excluded Receivable shall not change without the consent of the Buyer (and the Collateral Agent as the Buyer's assignee).

                  "FEDERAL BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as amended and any successor statute thereto.

                  "INTENDED CHARACTERIZATION" means, for income tax purposes, the characterization of the acquisition by the Purchasers of Purchaser Interests under the Purchase Agreement as a loan or loans by the Purchasers to the Buyer secured by the Receivables, the Related Security, the Lock-Boxes, the Collection Accounts and the Collections.

                  "MANAGING AGENT" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(i) the financial condition or operations of any Originator and its Subsidiaries on a consolidated basis, (ii) the ability of any Originator to perform its obligations under the Agreement or any other Transaction Document or the Provider to perform its obligations under the Performance Undertaking, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) any Originator's, the Buyer's, the Collateral Agent's or any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or
(v) the collectibility of the Receivables generally or of any material portion of the Receivables.

                  "NET VALUE" means, as of any date of determination, an amount equal to the sum of (i) the aggregate Outstanding Balance of the Receivables at such time, MINUS (ii) the sum of (A) the aggregate Capital outstanding at such time, PLUS (B) the Aggregate Reserves.

                  "NET WORTH" means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of
(a) the aggregate Outstanding Balance of the Receivables at such time, OVER (b) the sum of (i) the aggregate Capital outstanding at such time, PLUS (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

                  "ORIGINAL BALANCE" means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was purchased by the Buyer.

                  "ORIGINATOR" has the meaning set forth in the Preamble to the Agreement.

                  "PARENT" has the meaning set forth in the Preamble to the Agreement.

                  "PERMITTED LIEN" of a Person means (i) any lien for taxes, assessments or governmental charges or levies on its property which are not yet due and payable or which are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, and (ii) any bankers lien permitted


                                    Exh. I-3
under any Collection Account Agreement and existing in respect of any obligation or liability owing to a Collection Bank which is not yet due and payable.

                  "POTENTIAL AMORTIZATION EVENT" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

                  "PRIME RATE" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as such rate changes.

                  "PURCHASE" means the purchase under the Agreement by the Buyer from the Originators of the Receivables, the Related Security and the Collections related thereto, together with all related rights in connection therewith.

                  "PURCHASE AGREEMENT" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "PURCHASE PRICE" means, with respect to any Purchase on any date, the aggregate price to be paid by the Buyer to the Originators for such Purchase in accordance with SECTION 1.2 of the Agreement for the Receivables, Collections and Related Security being sold to the Buyer on such date, which price shall equal (i) the product of (x) the Original Balance of such Receivables, MULTIPLIED BY (y) one minus the Discount Factor then in effect, MINUS (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with SECTION 1.3 of the Agreement.

                  "PURCHASE PRICE CREDIT" has the meaning set forth in SECTION
1.3 of the Agreement.

                  "PURCHASER" means any Conduit or Committed Purchaser, as applicable, and "Purchasers" means all Conduits and all Committed Purchasers.

                  "RECEIVABLE" means all indebtedness and other obligations owed to an Originator (at the time it arises, and before giving effect to any transfer or conveyance under this Agreement) or in which an Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, contract right, payment intangible, promissory note, chattel paper, instrument, document, investment property, financial asset or general intangible, arising in connection with the sale of goods or the rendering of services by such Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto; PROVIDED, HOWEVER, that no Excluded Receivable shall constitute a "Receivable" hereunder. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; PROVIDED, HOWEVER, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or the related Originator treats such indebtedness, rights or obligations as a separate payment obligation.


                                    Exh. I-4

                  "RECORDS" means, with respect to any Receivable, all enforcement rights or rights to receive payment with respect to all Contracts relating to such Receivable, and all other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

                  "RELATED SECURITY" means, with respect to any Receivable:

                  (i) all of the related Originator's interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by such Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

                  (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                  (iii) all guaranties, letters of credit, letter of credit rights, supporting obligations, insurance and other similar agreements or arrangements in the nature of supporting obligations of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                  (iv) all enforcement rights or rights to receive payment with respect to all service contracts and other contracts and agreements associated with such Receivable,

                  (v)   all Records related to such Receivable, and

                  (vi)  all proceeds of any of the foregoing.

                  "REQUIRED CAPITAL AMOUNT" means an amount equal to ten percent (10%) of the aggregate Outstanding Balance of all Receivables, which amount has been agreed upon by the parties hereto based upon assumptions relied upon in good faith with the view toward having the Subordinated Notes be capable of having an imputed credit rating of investment grade. If circumstances change following the date hereof, the Borrower (and its assignees) reserves the right to revise the Required Capital Amount with a view toward preserving such imputed credit rating.

                  "SETTLEMENT DATE" means the fourteenth day of each calendar month, or, if such date is not a Business Day, the next succeeding Business Day.

                  "SIDE LETTER" means that certain letter agreement dated as of October 19, 2001 by and among the Buyer, the Originators, the Managing Agents and the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "SUBORDINATED LOAN" has the meaning set forth in SECTION 1.2(a) of the Agreement.


                                    Exh. I-5

                  "SUBORDINATED NOTE" means a promissory note in substantially the form of EXHIBIT VI hereto as more fully described in SECTION 1.2 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "SUBSIDIARY" of a Person means (i) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

                  "TRANSACTION DOCUMENTS" means, collectively, this Agreement, each Collection Account Agreement, the Performance Undertaking, the Fee Letters, the Side Letter, the Subordinated Notes and all other instruments, documents and agreements executed and delivered in connection herewith.

                  "UNIT" means each of the following: (i) the Computer Systems Division of each Originator and (ii) the Industrial Electronics Components Division of each Originator.

                  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.




                                    Exh. I-6

                                   EXHIBIT II
                                   ----------

                    PLACES OF BUSINESS; LOCATIONS OF RECORDS;
           FEDERAL EMPLOYER IDENTIFICATION NUMBER(S); CORPORATE NAMES,
                          TRADE NAMES AND ASSUMED NAMES


------------------------------ ------------------------------------- ---------------------------- --------------------

    NAME AND JURISDICTION                                                                          FEDERAL EMPLOYER
       OF ORGANIZATION                      ADDRESSES                   LOCATIONS OF RECORDS          I.D. NUMBER
------------------------------ ------------------------------------- ---------------------------- --------------------

Pioneer-Standard               6065 Parkland Blvd.                   6065 Parkland                34-0907152
Electronics, Inc., an Ohio     Cleveland, Ohio                       Mayfield Heights, OH
corporation
------------------------------ ------------------------------------- ---------------------------- --------------------

Pioneer-Standard Illinois,     2171 Executive Dr., #200              6065 Parkland                36-4082140
Inc., a Delaware corporation   Addison, Illinois                     Mayfield Heights, OH
------------------------------ ------------------------------------- ---------------------------- --------------------

Pioneer-Standard Minnesota,    7625 Golden Triangle Dr.              6065 Parkland                41-1839039
Inc., a Delaware corporation   Suite G                               Mayfield Heights, OH
                               Eden Prarie, Minnesota
------------------------------ ------------------------------------- ---------------------------- --------------------

Pioneer-Standard               23550 Commerce Park Road              6065 Parkland                75-2649947
Electronics, Ltd., a           Beachwood, Ohio                       Mayfield Heights, OH
Delaware limited partnership
------------------------------ ------------------------------------- ---------------------------- --------------------

Pioneer-Standard Funding       7625 Golden Triangle Dr.              6065 Parkland                [________]
Corporation, a Delaware        Suite G - 100                         Mayfield Heights, OH
corporation                    Eden Prarie, Minnesota
------------------------------ ------------------------------------- ---------------------------- --------------------


Places of Business:

Locations of Records:

Federal Employer Identification Number:

Corporate, Trade and Assumed Names: KeyLink Systems




                                   Exh. II-1

                                   EXHIBIT III
                                   -----------

                                   [Reserved]


























                                   Exh. III-1

                                   EXHIBIT IV
                                   ----------

                         FORM OF COMPLIANCE CERTIFICATE

                  This Compliance Certificate is furnished pursuant to that certain Receivables Sale Agreement dated as of October 19, 2001, by and among Pioneer-Standard Electronics, Inc., Pioneer-Standard Illinois, Inc., Pioneer-Standard Minnesota, Inc. and Pioneer-Standard Electronics, Ltd. (each an "ORIGINATOR", and collectively, the "ORIGINATORS") and Pioneer-Standard Funding Corporation (as amended, restated, supplemented or otherwise modified from time to time, the "AGREEMENT"). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

                  THE UNDERSIGNED HEREBY CERTIFIES, SOLELY IN HIS OR HER CAPACITY AS AN OFFICER OF THE ORIGINATORS, THAT:

                  1. I am the duly elected ______________ of the Originators.

                  2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Originators and their Subsidiaries during the accounting period covered by the attached financial statements.

                  3. The examinations described in PARAGRAPH 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or a Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

                  4. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Originators have taken, are taking, or propose to take with respect to each such condition or event:

                  The foregoing certifications, together with the computations set forth in SCHEDULE I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of _______, 20__.




                                     ------------------------------------------

                                     [Name]
                                      ----


                                    Exh. IV-1

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                  Schedule of Compliance as of ___________ __, 20__ with Section _____ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

                  This Schedule relates to the month ended __________ __, 20__.









                                    Exh. IV-2

                                    EXHIBIT V
                                    ---------

                          CREDIT AND COLLECTION POLICY

                                    Attached.













                                    Exh. V-1

                                   EXHIBIT VI
                                   ----------

                            FORM OF SUBORDINATED NOTE

                                SUBORDINATED NOTE

                                                                October 19, 2001


                  1. NOTE. FOR VALUE RECEIVED, the undersigned, Pioneer-Standard Funding Corporation, a Delaware corporation (the "SPV"), hereby unconditionally promises to pay to the order of [ORIGINATOR NAME], a(n) __________ [corporation] [partnership] (the "ORIGINATOR"), in lawful money of the United States of America and in immediately available funds, on the date following the Amortization Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold under the "Sale Agreement" referred to below has been reduced to zero and (ii) the Pioneer Entities (as defined below) have paid to the Buyer all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchases (the "COLLECTION DATE"), the aggregate unpaid principal sum outstanding of all "Subordinated Loans" made from time to time by the Pioneer Entities to the SPV pursuant to and in accordance with the terms of that certain Receivables Sale Agreement dated as of October 19, 2001 by and among [insert names of other originators] and the Originator (collectively, the "PIONEER ENTITIES") and the SPV (as amended, restated, supplemented or otherwise modified from time to time, the "SALE AGREEMENT"). Reference to SECTION 1.2 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

                  2. INTEREST. The SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the "LIBOR Rate" (as defined in the Receivables Purchase Agreement) in effect as of the last Business Day of each calendar month, with a Tranche Period equal to one month; PROVIDED, HOWEVER, that if the SPV shall default in the payment of any principal hereof, the SPV promises to pay, on demand, interest at the rate of the Prime Rate plus two percent (2%) per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; PROVIDED, HOWEVER, that the SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

                  3. PRINCIPAL PAYMENTS. The Originator is authorized and directed by the SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by the SPV, and absent manifest error, such entries shall


                                    Exh. VI-1
constitute prima facie evidence of the accuracy of the information so entered; PROVIDED that neither the failure of the Originator to make any such entry or any error therein shall expand, limit or affect the obligations of the SPV hereunder.

                  4. SUBORDINATION. The indebtedness evidenced by this Subordinated Note is subordinated to the prior payment in full of all of the SPV's recourse obligations under that certain Receivables Purchase Agreement dated as of October 19, 2001 by and among the SPV, Originator, as Servicer, various "Purchasers" and "Managing Agents" from time to time party thereto, and Bank One, NA (having its main office in Chicago), as the "Collateral Agent" (as amended, restated, supplemented or otherwise modified from time to time, the "PURCHASE AGREEMENT"). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Collateral Agent, each Managing Agent and the Purchasers and/or any of their respective assignees (collectively, the "SENIOR CLAIMANTS") under the Purchase Agreement. Until the date on which all "Capital" outstanding under the Purchase Agreement has been repaid in full and all other obligations of the SPV and/or the Servicer thereunder and under the "Fee Letters" referenced therein (all such obligations, collectively, the "SENIOR CLAIM") have been indefeasibly paid and satisfied in full, the Originator shall not demand, accelerate, sue for, take, receive or accept from the SPV, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; PROVIDED, HOWEVER, that (i) the Originator hereby agrees that it will not institute against the SPV any proceeding of the type described in SECTION 5.1(d) of the Sale Agreement unless and until the Collection Date has occurred and the Senior Claim has been indefeasibly satisfied and paid in full and (ii) nothing in this paragraph shall restrict the SPV from paying, or the Originator from requesting, any payments under this Subordinated Note so long as the SPV is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the funds used for such payments to any of the Senior Claimants and further provided that the making of such payment would not otherwise violate the terms and provisions of the Purchase Agreement. Should any payment, distribution or security or proceeds thereof be received by the Originator in violation of the immediately preceding sentence, the Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Collateral Agent for the benefit of the Senior Claimants.

                  5. BANKRUPTCY; INSOLVENCY. Upon the occurrence of any proceeding of the type described in SECTION 5.1(d) of the Sale Agreement involving the SPV as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of Capital and the Senior Claim (including "Yield" as defined and as accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such Yield is an allowable claim in any such proceeding) before the Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of the SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or


                                    Exh. VI-2
otherwise) directly to the Collateral Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

                  6. AMENDMENTS. This Subordinated Note shall not be amended or modified except in accordance with SECTION 7.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Collateral Agent and the Managing Agents for the benefit of the Purchasers.

                  7. GOVERNING LAW. THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT CHICAGO, ILLINOIS, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

                  8. WAIVERS. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. The Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

                  9. ASSIGNMENT. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than the Originator without the prior written consent of the Collateral Agent, and any such attempted transfer shall be void.

                                     PIONEER-STANDARD FUNDING CORPORATION



                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:





                                   Exh. VI-3

                                    Schedule
                                       to
                                SUBORDINATED NOTE


                  SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL


                            Amount of                  Amount of                Unpaid
                           Subordinated                Principal              Principal            Notation made
Date                           Loan                       Paid                 Balance                   by
----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

                                   SCHEDULE A
                                   ----------

                     DOCUMENTS TO BE DELIVERED TO THE BUYER
                           ON OR PRIOR TO THE PURCHASE

                                  See Attached.





















                                     Sch. A